Exhibit 99.1

FOR IMMEDIATE RELEASE

SIRIUSXM ANNOUNCES AMENDMENT OF CONSENT SOLICITATION WITH
RESPECT TO PANDORA MEDIA’S CONVERTIBLE NOTES DUE 2023

NEW YORK – January 31, 2019 – Sirius XM Holdings Inc. (NASDAQ: SIRI) today announced that its subsidiary, Sirius XM Radio Inc., is amending its previously announced consent solicitation with respect to certain proposed amendments to the indenture governing Pandora Media, Inc.’s 1.75% Convertible Senior Notes due 2023 (the “2023 Notes”) to (i) further extend the expiration time from 5:00 p.m., New York City time, on January 30, 2019 to 5:00 p.m., New York City time, on January 31, 2019 (the “2023 Notes Expiration Time”) and (ii) include an additional proposed amendment to the indenture governing the 2023 Notes to provide that, subject to certain conditions, holders of 2023 Notes will have the right to require Pandora to repurchase their 2023 Notes at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the repurchase date (such right, the “Special Repurchase Option”). Holders of 2023 Notes should refer to the Consent Solicitation Statement, dated January 18, 2019, and the related consent form for the detailed terms and conditions of the consent solicitation, including the text of the proposed amendments, with respect to the 2023 Notes, all of which remain unchanged except as set forth in the Supplement to the Consent Solicitation Statement, dated January 31, 2019, this release and Sirius XM Radio Inc.’s previous extensions of the 2023 Notes consent solicitation by press releases dated January 28, 2019 and January 30, 2019, respectively. Holders of 2023 Notes who have previously delivered consents do not need to redeliver such consents or take any other action in response to this announcement in order to consent. Promptly upon receipt of the requisite consents of at least a majority of the aggregate principal amount of all 2023 Notes (the “2023 Notes Requisite Consents”), Pandora Media, Inc. and Citibank, N.A. will enter into a supplemental indenture to the indenture governing the 2023 Notes implementing the proposed amendments with respect to the 2023 Notes, at which time such supplemental indenture will become effective.

Subject to the terms and conditions set forth in the Consent Solicitation Statement and the related consent form, including that all conditions precedent to the closing of the Acquisition (defined below) have been satisfied or waived at or prior to February 15, 2019 (the “Consent Conditions Outside Date”), holders of 2023 Notes as of 5:00 p.m., New York City time, on January 17, 2019 whose consents are received (and not validly revoked) at or prior to the 2023 Notes Expiration Time will be eligible to receive a cash payment (the “Consent Fee”) of $3.75 per $1,000 principal amount of such 2023 Notes, promptly after all conditions to the consent solicitation shall have been satisfied or waived, and in no event later than the closing date of the Acquisition. Holders of 2023 Notes that provide consents after the 2023 Notes Expiration Time will not receive the Consent Fee.

The proposed amendments with respect to the 2023 Notes will become operative only upon the payment of the Consent Fee, which Sirius XM Radio Inc. expects to occur on the closing date of the Acquisition. If the Consent Fee is not paid, the proposed amendments will not become operative and will be deemed to be revoked retroactively to the date of the supplemental indenture. Upon the proposed amendments becoming effective and operative, all the holders of the 2023 Notes and their respective transferees will be bound by the terms thereof, even if they did not deliver consents to the proposed amendments.

The proposed amendments relate to the previously announced Agreement and Plan of Merger and Reorganization among Sirius XM Holdings Inc., White Oaks Acquisition Corp., a wholly owned subsidiary of Sirius XM Holdings Inc., and Pandora Media, Inc., dated as of September 23, 2018 (the “Merger Agreement”). Pursuant to the Merger Agreement, through a series of transactions, Sirius XM Holdings Inc. will acquire Pandora Media, Inc. (the “Acquisition”) and Pandora Media, Inc. will become an indirect, wholly-owned subsidiary of Sirius XM Holdings Inc. As part of the transactions contemplated by the Merger Agreement, among other things, Pandora Media, Inc. will be converted into a Delaware limited liability company. Sirius XM Holdings Inc. intends, following the closing of the Acquisition, to guarantee the payment obligations of Pandora Media, Inc. under the 2023 Notes, as well as under Pandora Media, Inc.’s

1.75% Convertible Senior Notes due 2020. The proposed amendments will, among other things, expressly permit the transactions contemplated by the Merger Agreement, including the conversion of Pandora Media, Inc. to a limited liability company. The additional proposed amendment described in the Supplement will provide holders of the 2023 Notes with the Special Repurchase Option subject to certain conditions, including that the secondary market trading price of the 2023 Notes has fallen below 100% for a specified number of trading days.

As of the date of this release, we believe we have reached an agreement in principle with certain holders of 2023 Notes representing at least a majority of the outstanding principal amount of the 2023 Notes to receive their consents in support of the proposed amendments. There can be no assurance, however, that we will receive consents from any such holders. Receipt of the 2023 Notes Requisite Consents is not a condition to the completion of the Acquisition, which Sirius XM expects to occur shortly, subject to satisfaction of the remaining customary closing conditions.

The consent solicitation with respect to the 2023 Notes is subject to the terms and conditions set forth in the Consent Solicitation Statement and related consent form, including that all conditions precedent to the closing of the Acquisition have been satisfied or waived at or prior to the Consent Conditions Outside Date. Sirius XM Radio Inc. may terminate, extend or amend the consent solicitation with respect to the 2023 Notes as described in the Consent Solicitation Statement.

Sirius XM Radio Inc. has retained BofA Merrill Lynch to act as solicitation agent in connection with the consent solicitations. Questions may be directed to BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 388-3646 (collect). Sirius XM has retained D.F. King & Co., Inc. to act as the information, tabulation and paying agent for the consent solicitations. Questions and requests for additional documents may be directed to D.F. King at (800) 676-7437 (toll free) or (212) 269-5550 (bankers and brokers).

Beneficial owners of an interest in the 2023 Notes whose 2023 Notes are held through a broker, dealer, commercial bank, trust company or other nominee should note that their nominee may establish a deadline earlier than the 2023 Notes Expiration Time by which instructions must be received by them in relation to the 2023 Notes consent solicitation and, accordingly, such beneficial owners are urged to contact their nominees as soon as possible to learn of any deadlines established by their nominees in relation to the 2023 Notes consent solicitation.

None of Sirius XM Holdings Inc., Sirius XM Radio Inc., Pandora Media, Inc., BofA Merrill Lynch or D.F. King & Co. makes any recommendations as to whether or not holders of 2023 Notes should consent to the proposed amendments pursuant to the 2023 Notes consent solicitation. Each holder of 2023 Notes must make its own decision as to whether to consent to such proposed amendments.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell the 2023 Notes and is not a solicitation of consents to the proposed amendments to the 2023 Notes indenture. The consent solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement and the related consent form. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio company measured by revenue and has approximately 34 million subscribers. SiriusXM creates and offers commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment, and a wide-range of Latin music, sports and talk programming. SiriusXM is available in vehicles from every major car company and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and online at SiriusXM. SiriusXM also provides premium traffic, weather, data and information services for subscribers through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™. SiriusXM delivers weather, data and information services to aircraft and boats through SiriusXM Aviation™ and SiriusXM Marine™. In addition, SiriusXM Music for Business provides commercial-free music to a variety of businesses. SiriusXM holds a minority interest in SiriusXM Canada which has approximately 2.7 million subscribers. SiriusXM is also a leading provider of connected vehicles services, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Sirius XM Holdings Inc.’s (“Sirius Holdings”) and Pandora Media, Inc.’s (“Pandora”) reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: ability to meet the closing conditions to the Acquisition; delay in closing the Acquisition; failure to realize the expected benefits from the proposed Acquisition; risks related to disruption of management time from ongoing business operations due to the proposed Acquisition; Sirius Holdings’ or Pandora’s substantial competition, which is likely to increase over time; Sirius Holdings’ or Pandora’s ability to retain subscribers or increase the number of subscribers is uncertain; Sirius Holdings’ or Pandora’s ability to profitably attract and retain subscribers; failing to protect the security of the personal information about Sirius Holdings’ or Pandora’s customers; interference to Sirius Holdings’ or Pandora’s service from wireless operations; Sirius Holdings and Pandora engage in substantial marketing efforts and the continued effectiveness of those efforts are an important part of Sirius Holdings’ and Pandora’s business; consumer protection laws and their enforcement; Sirius Holdings’ or Pandora’s failure to realize benefits of acquisitions or other strategic initiatives; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; Sirius Holdings’ dependence upon the auto industry; general economic conditions; existing or future government laws and regulations could harm Sirius Holdings’ or Pandora’s business; failure of Sirius Holdings’ satellites would significantly damage its business; the interruption or failure of Sirius Holdings’ or Pandora’s information technology and communications systems; rapid technological and industry changes; failure of third parties to perform; Sirius Holdings’ failure to comply with FCC requirements; modifications to Sirius Holdings’ or Pandora’s business plan; Sirius Holdings’ or Pandora’s indebtedness; Sirius Holdings’ studios, terrestrial repeater networks, satellite uplink facilities or Sirius Holdings’ or Pandora’s other ground facilities could be damaged by natural catastrophes or terrorist activities; Sirius Holdings’ principal stockholder has significant influence over its affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of Sirius Holdings’ common stock; Sirius Holdings is a “controlled company” within the meaning of the NASDAQ listing rules; impairment of Sirius Holdings’ or Pandora’s business by third-party intellectual property rights; changes to Sirius Holdings’ dividend policies which could occur at any time; and risks related to the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures. The information set forth herein speaks only as of the date hereof, and Sirius Holdings and Pandora disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contact for SiriusXM:

Investors:

Hooper Stevens
212-901-6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212-901-6646
patrick.reilly@siriusxm.com